As filed with the Securities and Exchange Commission on November 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1702591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Celularity Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Robert J. Hariri, M.D., Ph.D.

Chief Executive Officer

Celularity Inc.

170 Park Ave

Florham Park, New Jersey 07932

(Name and address of agent for service)

(908) 768-2170

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq.

Nazia J. Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Tel.: (212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Celularity Inc. (“Celularity” or “Company”) is filing this Registration Statement on Form S-8 to register an additional 2,270,311 shares of its Class A common stock, par value $0.0001 per share, issuable under the Celularity Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

Pursuant to the terms of the 2021 Plan, the number of shares of Class A common stock reserved for issuance thereunder is subject to automatic annual increases. Celularity did not file a Registration Statement on Form S-8 to register the shares added to the share reserves under the 2021 Plan for the 2023 and 2024 calendar years. Accordingly, this Registration Statement registers the additional shares reserved for issuance under the 2021 Plan as of January 1, 2023, January 1, 2024 and January 1, 2025. As such, this Registration Statement registers 2,270,311 additional shares of Class A common stock available for issuance under the 2021 Plan as a result of the foregoing.

The Company previously filed with the Securities and Exchange Commission registration statements on Form S-8 on October 4, 2021 (File No. 333-260025) and August 11, 2022 (Fil No. 333-266783) (the “Prior Registration Statements”) registering shares of Class A common stock issuable under the 2021 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on May 8, 2025 and May 21, 2025, respectively;

●	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on August 29, 2025 and August 29, 2025, respectively;

●	The Company’s Current Reports on Form 8-K and 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on January 3, 2025, January 24, 2025, January 27, 2025, February 18, 2025, February 24, 2025, March 21, 2025, April 23, 2025, May 1, 2025, May 16, 2025, May 20, 2025, June 6, 2025, June 10, 2025, July 22, 2025, July 29, 2025, July 30, 2025, August 1, 2025, August 12, 2025, August 18, 2025, September 3, 2025 and October 28, 2025;

●	The description of the Company’s Class A common stock which is contained in the Company’s Registration Statement on Form 8-A filed on May 17, 2019 (File No. 001-38914) under the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on July 22, 2021).
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
10.1+	Celularity Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the registration statement on Form S-8 (File No. 333-260025), filed with the Commission on October 4, 2021).
10.2+

Forms of Stock Option Grant Notice, Option Agreement, Notice of Exercise, RSU Award Grant Notice and Award Agreement under the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.4 to the registration statement on Form S-8 (File No. 333-260025), filed with the Commission on October 4, 2021).

23.1*	Consent of EisnerAmper LLP, independent registered public accounting firm.
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of this registration statement).
107*	Filing Fee Table.

* Filed herewith.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, New Jersey, on the 7 day of November, 2025.

CELULARITY INC.

By:	/s/ Robert J. Hariri
Name:	Robert J. Hariri
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Robert J. Hariri M.D., Ph.D. and Joseph C. DosSantos as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Robert J. Hariri	President and Chief Executive Officer (Principal Executive Officer)	November 7, 2025
Robert J. Hariri, M.D., Ph.D.

/s/ Joseph C. DosSantos	Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2025
Joseph C. DosSantos

/s/ Peter Diamandis	Director	November 7, 2025
Peter Diamandis, M.D.

/s/ Geoffrey Ling, M.D., Ph.D.	Director	November 7, 2025
Geoffrey Ling

/s/ Diane Parks	Director	November 7, 2025
Diane Parks

/s/ Vincent LeVien	Director	November 7, 2025
Vincent LeVien

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